UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported on its Current Report on Form 8-K filed on April 26, 2012 (the “April 2012 Form 8-K”), on April 24, 2012, InfuSystem Holdings, Inc. (the “Company”) entered into a Settlement Agreement with the investors who were signatories thereto (the “Investors”), directors David Dreyer and Wayne Yetter (the “Unaffiliated Directors”), the directors who resigned from the Company’s board of directors (the “Board”) on April 24, 2012, and the directors who were appointed to the Board on April 24, 2012. Section 2.2 of the Settlement Agreement provides in its entirety as follows (all capitalized terms used but not defined herein shall have the meaning set forth in the Settlement Agreement):

Section 2.2 Standstill Provisions. Each of the Investors agrees that, except as otherwise provided in this Agreement, during the Standstill Period, such Investor will not, and he or it will cause each of such Investor’s Affiliates and Associates, agents or other persons acting on such Investor’s behalf not to:

(a) acquire, offer or propose to acquire, or agree or seek to acquire, by purchase or otherwise, (i) more than five percent (5%) of the outstanding shares of Common Stock, including direct or indirect rights or options to acquire more than five percent (5%) of the outstanding shares of Common Stock or (ii) any other securities of the Company or any subsidiary of the Company, including direct or indirect rights or options to acquire any of the foregoing;

(b) submit any stockholder proposal (pursuant to Rule 14a-8 promulgated by the SEC under the Exchange Act or otherwise) or any notice of nomination or other business for consideration, or nominate any candidate for election to the Board, other than as set forth in this Agreement;

(c) form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, other than solely with such Investor’s Affiliates or with respect to the Common Stock currently owned or to the extent such a group may be deemed to result with the Company or any of its Affiliates as a result of this Agreement;

(d) solicit proxies, agent designations or written consents of stockholders, or otherwise conduct any nonbinding referendum with respect to Common Stock, or make, or in any way participate in, any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act to vote, or advise, encourage or influence any person with respect to voting, any shares of Common Stock with respect to any matter, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act and the rules promulgated by the SEC thereunder), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at the 2012 Annual Meeting and the 2013 Annual Meeting;

(e) seek to call, or to request the call of, a special meeting of the stockholders of the Company, or seek to make, or make, a stockholder proposal at any meeting of the stockholders of the Company or make a request for a list of the Company’s stockholders (or otherwise induce, encourage or assist any other person to initiate or pursue such a proposal or request);

(f) effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings with any third person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or cause or participate in (i) any acquisition of any material assets or businesses of the Company or any of its subsidiaries, (ii) any tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries, or (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries;

(g) publicly disclose, or cause or facilitate the public disclosure (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) regarding any intent, purpose, plan, action or proposal with respect to the Board, the Company, its management, strategies, policies or affairs or any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan, action or proposal that is conditioned on, or would require waiver, amendment, or consent under, any provision of this Agreement;

(h) seek election or appointment to, or representation on, or nominate or propose the nomination of any candidate to the Board; or seek the removal of any member of the Board, in each case other than as set forth in this Agreement;

(i) (i) knowingly sell, transfer or otherwise dispose of any shares of Common Stock to any Person who or that is (or will become upon consummation of such sale, transfer or other disposition) a beneficial owner of fifteen percent (15%) or more of the outstanding Common Stock; or (ii) without the prior written consent of the Company (acting through the Board), on any single day, sell, transfer or otherwise dispose of more than five percent (5%) of the outstanding shares of Common Stock through the public markets;

(j) enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other person that engages, or offers or proposes to engage, in any of the foregoing; or

(k) take or cause or induce or assist others to take any action inconsistent with any of the foregoing.

Nothing in this Section 2.2 shall be deemed to prohibit any Investor Nominee from engaging in any lawful act consistent with his fiduciary duties solely in his capacity as a director of the Company.

On February 9, 2013, the Board, through the Unaffiliated Directors, approved the waiver of the application of these standstill provisions provided in Section 2.2 to Meson Capital Partners LP, Meson Capital Partners LLC and Ryan J. Morris, each an Investor or affiliate of an Investor under the Settlement Agreement.

The foregoing description of the Limited Waiver, dated February 9, 2013 and executed by Messrs. Dreyer and Yetter, is only a summary, does not purport to be complete and is qualified in its entirety by reference to the terms of the Waiver, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) On February 7, 2013, director Charles Gillman notified the Board that he has declined to stand for re-election to the Board at the Company’s 2013 annual meeting of stockholders (the “Annual Meeting”). Mr. Gillman indicated that he does not have any disagreement with the Company’s management or the Board. The Company currently has not set a date for the Annual Meeting.

(c) As previously disclosed by the Company in the April 2012 Form 8-K, the Board appointed Dilip Singh to the position of Interim Chief Executive Officer and President of the Company, effective April 24, 2012. In connection therewith, the Company entered into an Employment Agreement with Mr. Singh as filed as Exhibit 10.4 to the April 2012 Form 8-K (the “Singh Employment Agreement”), which provided for an initial employment term of six months. Also as previously disclosed by the Company on its Current Report on Form 8-K filed October 10, 2012, the Company entered into an amendment to the Singh Employment Agreement, effective October 24, 2012, further extending Mr. Singh’s employment six months.

On February 9, 2013, upon the recommendation of the Compensation Committee and approval by the Board, the Company and Mr. Singh entered into, effective February 24, 2013 (the “Effective Date”), an amended and restated employment agreement (the “Second Amendment”) with the Company which further amends the Singh Employment Agreement in the following ways (all capitalized terms used but not defined herein shall have the meaning set forth in the Second Amendment): (i) the Term of the Second Amendment extends Mr. Singh’s employment to April 23, 2013 continuing his salary which is equal to $300,000 per annum from the Effective Date; (ii) Mr. Singh will be paid his performance bonus of $166,666.67 for the October 24, 2012 to February 23, 2012 employment term on February 24, 2013 without any conditions and regardless of whether he is still employed by the Company at that time; (iii) Mr. Singh is eligible for a severance payment in the amount of $83,333.33, with said payment to be determined in the sole and absolute discretion of the Compensation Committee of the Board of Directors of the Company, payable to Mr. Singh on April 24, 2013; and (iv) Mr. Singh will have a period of eighteen months following the later of April 24, 2013 or his termination of service in which to exercise any vested stock options.

Other than as described above, the material terms of the Consulting Agreement with Mr. Singh as previously disclosed by the Company have not been revised. The foregoing description of the Second Amendment is qualified in its entirety by the copy of such agreement filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein.

As previously disclosed by the Company in its Current Report on Form 8-K (the “March 2012 8-K”), the Board appointed Jonathan P. Foster to the position of Chief Financial Officer of the Company, effective March 16, 2012. In connection therewith, the Company entered into a Consulting Agreement with Mr. Foster as filed as Exhibit 10.2 to the 8-K (the “Consulting Agreement”). The Company further disclosed on its Current Report on Form 8-K on August 17, 2012 the entry into the First Amended Consulting Agreement, effective as of August 14, 2012 (the “First Amendment”), which provided an extension of Mr. Foster’s Consulting Agreement through March 16, 2013 period.

On February 9, 2013, upon the recommendation of the Compensation Committee and approval by the Board, the Company and Mr. Foster entered into an amendment to the First Amendment (the “Foster Amendment”) , which amends the First Amendment in the following ways (all capitalized terms used but not defined herein shall have the meaning set forth in the Foster Amendment): (i) Mr. Foster will continue to serve as Chief Financial Officer as a consultant of the Company through June 30, 2013 (the “Term”), which Term is renewable automatically for successive one month periods until the Company provides at least sixty days advance written notice of termination of the Foster Amendment to Mr. Foster; (ii) Mr. Foster’s consulting fee will continue to be paid $25,000 on the 15th day and the last day of each month during the Term, and Mr. Foster will receive a one-time payment of $20,000.00 on March 16, 2013; and (iii) the Company will reimburse Mr. Foster for legal expenses incurred up to $3,500 for negotiating the Foster Amendment.

Other than as described above, the material terms of the First Agreement with Mr. Foster as previously disclosed by the Company have not been revised. The foregoing description of the Foster Amendment is qualified in its entirety by the copy of such agreement filed as Exhibit 10.3 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Limited Waiver, dated February 9, 2013

10.2	Employment Agreement with Dilip Singh, dated February 9, 2013

10.3	Amendment to First Consulting Agreement with Jonathan Foster, dated February 9, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
Jonathan P. Foster Chief Financial Officer

Dated: February 12, 2013

Index to Exhibits

Exhibit No.	Description

Exhibit 10.1	Limited Waiver, dated February 9, 2013

Exhibit 10.2	Employment Agreement with Dilip Singh, dated February 9, 2013.

Exhibit 10.3	Amendment to First Consulting Agreement with Jonathan Foster, dated February 9, 2013.